EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-139722) of Home Inns & Hotels Management Inc.’s Employees’ Stock Option Plan and 2006 Share Incentive Plan of our report dated April 24, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Home Inns & Hotels Management Inc., included in this Annual Report on Form 20-F for the year ended December 31, 2008.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Shanghai, People’s Republic of China
April 24, 2009